EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2009

  Revenue for the fourth quarter and full year 2009 of approximately $10.6 million and $42.6 million, respectively.
  Funds from operations ("FFO") for the fourth quarter and full year 2009 of approximately $3.4 million and $13.5 million, respectively and net income for the fourth quarter and full year 2009 of approximately $1.1 million and $4.6 million, respectively.
  All properties remain 100% leased and paying as agreed.

MCLEAN, Va., Feb. 24, 2010 (GLOBE NEWSWIRE) -- Gladstone Commercial Corp. (Nasdaq:GOOD) (the "Company") today reported financial results for the quarter and year ended December 31, 2009. A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

FFO for the three months ended December 31, 2009 was approximately $3.4 million, or $0.39 per share, which remained constant as compared to the same period one year ago. FFO for the year ended December 31, 2009 was approximately $13.5 million, or $1.58 per share, which also remained constant as compared to the same period one year ago. The Company's results reflect an increase in rental revenues as a result of acquisitions completed during 2008 that were held for the full period in 2009, partially offset by an increase in legal and other professional fees relating to ongoing lease renegotiations and reviews of legal work with existing tenants, coupled with increased interest expenses due to a larger number of properties which had long-term financing during 2009. The amount of the incentive fee paid to the Company's external adviser, Gladstone Management Corporation (the "Adviser"), increased during the three months and year ended December 31, 2009, as compared to the same periods in 2008, as a result of the increase in revenues, coupled with a reduction in the voluntary waiver issued by the Adviser.

Net income available to common stockholders for the three months and year ended December 31, 2009 was approximately $94,000 and $509,000, or $0.01 per share and $0.06 per share, respectively, compared to approximately $111,000 and $819,000, or $0.01 per share and $0.10 per share, respectively, for the same periods one year ago.   A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended December 31, 2009	For the three months ended December 31, 2008	Year Ended December 31, 2009	Year Ended December 31, 2008

Net income	$ 1,117,553	$ 1,135,241	$ 4,603,048	$ 4,912,947
Less: Distributions attributable to preferred stock	(1,023,439)	(1,023,439)	(4,093,750)	(4,093,750)
Net income available to common stockholders	94,114	111,802	509,298	819,197

Add: Real estate depreciation and amortization, including discontinued operations	3,286,133	3,268,961	13,171,703	12,704,641
Less: Gain on sale of real estate	--	--	(160,038)	--
FFO available to common stockholders	$ 3,380,247	$ 3,380,763	$ 13,520,963	$ 13,523,838

Weighted average shares outstanding - basic & diluted	8,563,264	8,564,807	8,563,264	8,565,149

Basic & diluted net income per weighted average common share	$ 0.01	$ 0.01	$ 0.06	$ 0.10
Basic & diluted FFO per weighted average common share	$ 0.39	$ 0.39	$ 1.58	$ 1.58

At December 31, 2009, the Company owned 64 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $394.8 million. Currently, all of the Company's properties are fully leased and all of its tenants and its borrower are current and paying in accordance with their leases and loan.

The Company has $48.0 million of balloon principal payments due under one of its long-term mortgages in 2010, however the mortgage has three annual extension options through 2013, which the Company currently intends to exercise.  The Company has no other balloon principal payments due under any of its mortgages until 2013.

The Company's line of credit matures in December 2010 and we intend to negotiate a renewal of the facility or find replacement financing for the line of credit during 2010.

The Company has three leases that expire in 2010, which total approximately 3.4% of total annualized rental income. The Company has been notified that two of the tenants under these leases, totaling approximately 2.6% of total annualized rental income, will not renew. The Company is currently seeking new tenants for these two properties and is hopeful that it will re-lease these properties in the near future.

Highlights of 2009, the Company:

  Sold its property located in Norfolk, Virginia for $1.15 million, for a gain on the sale of approximately $160,000 and an exit internal rate of return of 11.37%. The proceeds from the sale were used to pay down borrowings on its line of credit;
  Extended the terms of the lease on its property located in Eatontown, New Jersey until 2024 and on one of its leases on its property located in Akron, Ohio until 2015; and
  Paid monthly cash distributions for the year totaling $1.50 per share on the common stock, $1.94 per share on the Series A Preferred Stock, and $1.88 per share on the Series B Preferred Stock during 2009. Approximately 94% of the common stock distributions paid in 2009 were deemed a return of capital.

"We maintained a conservative acquisition pace in past years and executed thorough due diligence processes, and as a result we are benefiting today, as all of our properties remain fully leased and all of our tenants and borrower are current and paying as agreed," said Chip Stelljes, President and Chief Investment Officer. "We continue to review and consider extensions of some existing leases in cases where we believe a modification will add value for our stockholders. We are also selectively making capital improvements to certain of our properties. During 2009, we remained on the sidelines, preferring to avoid the market's unprecedented economic headwinds to focus on adding value to our existing portfolio. Our patience has paid off as we are seeing improved pricing returning to certain markets. We are currently reviewing several potential acquisitions and are considering raising additional equity and mortgage debt during 2010 to grow our portfolio."

Subsequent to quarter end, the Company:

Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of January, February and March 2010.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-K for the year ended December 31, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the Securities and Exchange Commission ("SEC") and the Form 10-K can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Thursday, February 25, 2010 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference.  An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through March 25, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 342047.

The live audio broadcast of Gladstone Commercial's quarterly conference call will be available online at www.GladstoneCommercial.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through May 25, 2010.

Gladstone Commercial Corporation is a publicly traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Investor Relations at 703-287-5839.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-K for the year ended December 31, 2009, as filed with the SEC today.

The statements in this press release regarding the Company's ability to renew its line of credit or obtain replacement financing for the line of credit, the extension of the maturity of any of its long-term mortgages, future growth in the Company's portfolio and FFO, plans to renegotiate leases and make capital improvements to certain of the Company's properties,  and the Company's ability to raise capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, among others, the results of appraisals of its properties at the time of extension of its line of credit, its ability to raise capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and borrower and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 24, 2010. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets

	December 31, 2009	December 31, 2008

ASSETS
Real estate, at cost	$ 390,753,892	$ 390,562,138
Less: accumulated depreciation	34,111,952	24,757,576
Total real estate, net	356,641,940	365,804,562

Lease intangibles, net	28,177,461	31,533,843
Mortgage note receivable	10,000,000	10,000,000
Cash and cash equivalents	3,096,598	4,503,578
Restricted cash	2,633,538	2,677,561
Funds held in escrow	2,487,680	2,150,919
Deferred rent receivable	8,975,196	7,228,811
Deferred financing costs, net	3,136,055	4,383,446
Due from adviser	--	108,898
Prepaid expenses and other assets	1,716,905	707,167

TOTAL ASSETS	$ 416,865,373	$ 429,098,785

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable	$ 252,761,651	$ 255,111,173
Short-term loan and borrowings under line of credit	33,200,000	31,500,000
Deferred rent liability	3,213,195	3,147,472
Asset retirement obligation liability	2,305,644	2,190,192
Accounts payable and accrued expenses	2,086,741	2,673,787
Due to adviser	1,213,640	--
Obligation under capital lease	247,686	235,378
Rent received in advance, security deposits and funds held in escrow	3,386,274	3,745,523

Total Liabilities	298,414,831	298,603,525

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference;
2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 47,700,000 shares authorized and 8,563,264
shares issued and outstanding	8,563	8,563
Additional paid in capital	170,622,581	170,622,581
Notes receivable - employees	(2,304,999)	(2,595,886)
Distributions in excess of accumulated earnings	(49,877,753)	(37,542,148)

Total Stockholders' Equity	118,450,542	130,495,260

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 416,865,373	$ 429,098,785
Gladstone Commercial Corporation
Consolidated Statements of Operations

	For the three months ended December 31, 2009	For the three months ended September 30, 2009	For the three months ended June 30, 2009	For the three months ended March 31, 2009

Operating revenues
Rental income	$ 10,363,559	$ 10,383,002	$ 10,379,172	$ 10,388,244
Interest income from mortgage notes receivable	191,667	191,667	189,583	187,500
Tenant recovery revenue	86,952	82,425	82,734	82,432
Total operating revenues	10,642,178	10,657,094	10,651,489	10,658,176

Operating expenses
Depreciation and amortization	3,286,133	3,284,723	3,282,629	3,307,802
Property operating expenses	227,986	219,537	230,785	236,812
Due diligence expense	24,141	--	6,886	9,547
Base management fee	328,361	342,743	357,650	372,648
Incentive fee	804,689	835,003	812,653	786,289
Administration fee	241,059	293,075	257,207	224,354
Professional fees	183,035	105,368	125,965	235,198
Insurance	56,122	50,757	48,125	48,678
Directors fees	49,335	49,459	50,386	49,702
Stockholder related expenses	31,354	32,914	88,245	83,647
Asset retirement obligation expense	36,646	36,060	35,476	34,907
General and administrative	17,241	19,643	15,453	10,549
Total operating expenses before credit from Adviser	5,286,102	5,269,282	5,311,460	5,400,133

Credit to incentive fee	(161,480)	(200,264)	(129,623)	(235,081)
Total operating expenses	5,124,622	5,069,018	5,181,837	5,165,052

Other expense
Interest income from temporary investments	2,759	524	184	17,281
Interest income - employee loans	46,472	48,130	48,862	48,886
Other income	1,658	--	11,320	--
Interest expense	(4,451,130)	(4,521,848)	(4,433,998)	(4,487,560)
Total other expense	(4,400,241)	(4,473,194)	(4,373,632)	(4,421,393)

Income from continuing operations	1,117,315	1,114,882	1,096,020	1,071,731

Discontinued operations
Income from discontinued operations	238	4,070	20,916	17,838
Gain on sale of real estate	--	160,038	--	--
Total discontinued operations	238	164,108	20,916	17,838

Net income	1,117,553	1,278,990	1,116,936	1,089,569

Distributions attributable to preferred stock	(1,023,439)	(1,023,437)	(1,023,437)	(1,023,437)

Net income available to common stockholders	$ 94,114	$ 255,553	$ 93,499	$ 66,132

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Discontinued operations	0.00	0.02	0.00	0.00

Net income available to common stockholders	$ 0.01	$ 0.03	$ 0.01	$ 0.01

Weighted average shares outstanding
Basic & Diluted	8,563,264	8,563,264	8,563,264	8,563,264
Gladstone Commercial Corporation
Consolidated Statements of Operations

	For the year ended December 31,
	2009	2008	2007
Operating revenues
Rental income	$ 41,513,977	$ 39,572,287	$ 31,365,796
Interest income from mortgage note receivable	760,417	898,573	1,013,889
Tenant recovery revenue	334,543	336,637	310,353
Total operating revenues	42,608,937	40,807,497	32,690,038

Operating expenses
Depreciation and amortization	13,161,287	12,679,437	10,503,258
Property operating expenses	915,120	875,850	798,939
Due diligence expense	40,574	1,176,379	20,968
Base management fee	1,401,402	1,637,851	1,858,120
Incentive fee	3,238,634	2,831,722	2,564,365
Administration fee	1,015,695	954,635	837,898
Professional fees	649,566	521,410	625,349
Insurance	203,682	173,414	214,141
Directors fees	198,882	216,851	229,000
Stockholder related expenses	236,160	298,384	244,629
Asset retirement obligation expense	143,089	131,472	114,821
General and administrative	62,886	63,263	101,539
Total operating expenses before credit from Adviser	21,266,977	21,560,668	18,113,027

Credit to incentive fee	(726,448)	(2,196,945)	(2,321,597)
Total operating expenses	20,540,529	19,363,723	15,791,430

Other income (expense)
Interest income from temporary investments	20,748	21,844	354,249
Interest income - employee loans	192,350	202,097	222,051
Other income	12,978	63,993	47,847
Interest expense	(17,894,536)	(16,858,687)	(11,564,541)
Total other expense	(17,668,460)	(16,570,753)	(10,940,394)

Income from continuing operations	4,399,948	4,873,021	5,958,214

Discontinued operations
Income from discontinued operations	43,062	39,926	69,989
Net realized income from foreign currency transactions	--	--	33,359
Gain on sale of real estate	160,038	--	--
Taxes refunded on sale of real estate	--	--	78,667
Total discontinued operations	203,100	39,926	182,015

Net income	4,603,048	4,912,947	6,140,229

Distributions attributable to preferred stock	(4,093,750)	(4,093,750)	(4,093,750)

Net income available to common stockholders	$ 509,298	$ 819,197	$ 2,046,479

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.04	$ 0.09	$ 0.22
Discontinued operations	0.02	0.01	0.02

Net income available to common stockholders	$ 0.06	$ 0.10	$ 0.24

Weighted average shares outstanding- basic & diluted	8,563,264	8,565,149	8,565,264
Gladstone Commercial Corporation
Consolidated Statements of Cash Flows

	For the year ended December 31,
	2009	2008	2007

Cash flows from operating activities:
Net income	$ 4,603,048	$ 4,912,947	$ 6,140,229
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including discontinued operations	13,171,703	12,704,641	10,528,458
Amortization of deferred financing costs	1,491,389	1,283,956	717,195
Amortization of deferred rent asset and liability, net	(532,068)	(532,066)	(532,068)
Accretion of obligation under capital lease	12,309	10,311	--
Asset retirement obligation expense, including discontinued operations	143,550	133,244	116,478
Gain on sale of real estate	(160,038)	--	--
(Increase) decrease in prepaid expenses and other assets	(959,738)	172,096	64,990
Increase in deferred rent receivable and deferred rent liability, net	(1,177,167)	(2,387,509)	(1,741,016)
Increase in accounts payable, accrued expenses, and amount due adviser	735,492	1,001,639	625,398
(Decrease) increase in rent received in advance	(315,223)	275,916	176,145
Net cash provided by operating activities	17,013,257	17,575,175	16,095,809

Cash flows from investing activities:
Real estate investments	(1,139,711)	(49,359,852)	(105,599,587)
Leasing commissions paid	(441,745)	--	--
Proceeds from sale of real estate	1,089,269	--	--
Receipts from lenders for reserves held in escrow	1,465,133	874,227	1,603,309
Payments to lenders for reserves held in escrow	(1,801,894)	(1,623,452)	(1,369,186)
Decrease (increase) in restricted cash	44,023	(763,494)	(688,905)
Deposits on future acquisitions	(250,000)	(1,650,000)	(2,110,000)
Deposits refunded or applied against real estate investments	200,000	1,750,000	2,110,000
Net cash used in investing activities	(834,925)	(50,772,571)	(106,054,369)

Cash flows from financing activities:
Borrowings under mortgage notes payable	--	48,015,000	48,521,690
Principal repayments on mortgage notes payable	(2,349,522)	(1,485,901)	(895,657)
Principal repayments on employee notes receivable	290,887	155,637	431,399
Borrowings from line of credit	57,600,000	76,900,000	65,500,000
Repayments on line of credit	(35,900,000)	(69,800,000)	(41,100,000)
Repayment of short-term loan	(20,000,000)	--	--
Receipts from tenants for reserves	4,454,102	2,391,360	2,023,019
Payments to tenants from reserves	(4,526,409)	(2,159,671)	(1,710,685)
Increase in security deposits	28,282	531,806	376,572
Payments for deferred financing costs	(243,999)	(1,262,273)	(1,409,320)
Distributions paid for common and preferred	(16,938,653)	(16,941,392)	(16,427,736)
Net cash (used in) provided by financing activities	(17,585,312)	36,344,566	55,309,282

Net (decrease) increase in cash and cash equivalents	(1,406,980)	3,147,170	(34,649,278)

Cash and cash equivalents, beginning of year	4,503,578	1,356,408	36,005,686

Cash and cash equivalents, end of year	$ 3,096,598	$ 4,503,578	$ 1,356,408

Cash paid during year for interest	$ 16,558,955	$ 14,337,944	$ 10,693,440

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Additions to real estate included in accounts payable, accrued expenses, and amount due adviser	$ --	$ --	$ 81,400

Increase in asset retirement obligation	$ --	$ 245,196	$ 180,458

Fixed rate debt assumed in connection with acquisitions	$ --	$ 6,461,603	$ 4,506,689

Obligation under capital lease	$ --	$ 225,068	$ --

Forfeiture of common stock in satisfaction of employee note receivable	$ --	$ 18,400	$ --

Reclassificaton of principal on employee note	$ 245,000	$ --	$ --
CONTACT:  Gladstone Commercial Corporation
          Investor Relations
          703-287-5839